EXHIBIT 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

OF PERFICIENT, INC.

PURSUANT TO 18 U.S.C. §1350

In connection with the accompanying report on Form 10-QSB for the period ended September 30, 2004 and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John T. McDonald, Chief Executive Officer of Perficient, Inc. (the “Company”), hereby certify that:

1.                                       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOHN T. MCDONALD
John T. McDonald,
Chief Executive Officer
November 15, 2004

In connection with the accompanying report on Form 10-QSB for the period ended September 30, 2004 and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael D. Hill, Chief Financial Officer of Perficient, Inc. (the “Company”), hereby certify that:

1.                                       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MICHAEL D. HILL
Michael D. Hill,
Chief Financial Officer
November 15, 2004